Exhibit 21

Subsidiaries of the Company:

●	Papa John’s USA, Inc., a Kentucky corporation
●	PJ Food Service, Inc., a Kentucky corporation
●	Trans Papa Logistics, Inc., a Kentucky corporation
●	Preferred Marketing Solutions, Inc., a Kentucky corporation
●	Risk Services Corp., a Kentucky corporation
●	Capital Delivery, Ltd., a Kentucky corporation
●	DEPZZA, Inc., a Delaware corporation
●	Colonel’s Limited, LLC, a Virginia limited liability company
●	PJ Holdings, LLC, a Delaware limited liability company
●	Star Papa, LP, a Delaware limited partnership company
●	Papa John’s Pizza, Ltd., a United Kingdom corporation
●	Papa John’s (GB) Holdings Ltd., a United Kingdom corporation
●	Papa John’s (GB), Ltd., a United Kingdom corporation
●	Papa John’s Mexico, Inc., a Delaware corporation
●	Papa John’s Capital, SRL de CV, a Mexican corporation
●	Equipo Papa John’s, SRL de CV, a Mexican corporation
●	Papa John’s EUM, SRL de CV, a Mexican corporation
●	PJ Mexico Franchising SRL de CV, a Mexican corporation
●	Papa John’s China, LLC, a Delaware limited liability company
●	PJ Chile, LLC, a Kentucky limited liability company
●	PJI Chile, SpA, a Chilean corporation
●	PJ North Georgia, LLC, a Kentucky limited liability company
●	PJFS Canada, LLC, a Kentucky limited liability company
●	PJ Asia, LLC, a Kentucky limited liability company
●	Papa John’s (Beijing) Commercial Management Company Limited – China corporation
●	O’Neal Boyz, LLC – a Georgia limited liability company
●	PJ Russia, LLC – a Kentucky limited liability company
●	PJ Rus, LLC – a Russian limited liability company